UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015 (November 5, 2015)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.
On November 5, 2015, Mead Johnson Nutrition Company (the “Company”) entered into an amendment (the “Amendment”) to the Five Year Revolving Credit Facility Agreement dated as of June 17, 2011 (as amended, the “Credit Agreement”) among the Company, Mead Johnson & Company, LLC, any other subsidiary of the Company that is a party thereto from time to time, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment, among other things, changed the manner of calculation of the leverage ratio covenant contained in the Credit Agreement. Previously, such covenant measured consolidated total debt to consolidated EBITDA. Pursuant to the Amendment, such covenant will measure consolidated adjusted total debt to consolidated EBITDA, with the adjustment being a reduction in total debt by an amount equal to the lesser of (a) $500,000,000 or (b) the sum of (i) 100% of the unrestricted cash and cash equivalents of the Company and its domestic consolidated subsidiaries and (ii) 65% of the unrestricted cash and cash equivalents of the Company’s foreign subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: November 5, 2015	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary